CARNEGIE BANCORP
                              619 ALEXANDER ROAD
                          PRINCETON, NEW JERSEY 08540


                      WARRANT CONVERSION AGENCY AGREEMENT

                                                                 July 23, 1997

JANNEY MONTGOMERY SCOTT INC.
1801 Market Street
Philadelphia, PA  19103-1675

FIRST COLONIAL SECURITIES GROUP INC.
10 Lake Center Executive Park - Suite 202
401 North Route 73
Marlton, NJ  08053

Dear Sirs:

      Carnegie Bancorp, a New Jersey business corporation (the "Company") has outstanding warrants (the "Warrants") which entitle the holder thereof to purchase 1.157 shares of the Company's Common Stock, no par value, (the "Common Stock") at an exercise price of $15.09 per Warrant for a period of time, which expires at 5:00 P.M., Eastern Daylight Time, on August 18, 1997, unless such period of time is extended by the Company (the "Warrant Expiration Date"). The Company has listed the Warrants on the NASDAQ National Market and currently has an effective registration statement on Form S-3 registering under Section 5 of the Securities Act of 1933, as amended (the "Act"), the underlying shares of the Common Stock to be delivered upon the exercise of such Warrants.

      The Company desires to enter into an agreement with Janney Montgomery Scott Inc. and First Colonial Securities Group Inc. (collectively the "Warrant Conversion Agents") by which they agree to: (1) purchase Warrants available for sale on the open market prior to the Warrant Expiration Date; (2) exercise such Warrants into the Common Stock (the "Shares"); and (3) sell the Shares through the Warrant Conversion Agents' retail distribution networks and to a lesser extent, through the institutional marketplace (the "Offering"). Moreover, the Warrant Conversion Agents agree to contact holders of the Warrants to solicit the exercise of Warrants by such holders or to recommend that the holders sell their Warrants in the open market. Furthermore, the Warrant Conversion Agents agree to solicit interest in the Common Stock of the Company after the Warrant Expiration Date through their institutional and retail sales network.

      During the Offering, the price per share of the Shares to be sold by the Warrant Conversion Agents will be at prevailing market prices, which will not exceed the greater of the last sale or current asked price per share of the Common Stock as reported in the NASDAQ National Market, adjusted for any concession to dealers, which will not be increased more than once during any trading day (the "Offer Price"). The Warrant Conversion Agents may also make sales to securities

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traders at prices which represent concessions from the Offer Price. The amount of such concessions is to be determined from time to time by the Warrant Conversion Agents. Any Shares so offered are offered subject to prior sale when, as and if received by the Warrant Conversion Agents and subject to their right to reject orders in whole or in part.

      In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties agree, intending to be legally bound hereby, as follows:

      1. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY. The Company represents, warrants to, and agrees with the Warrant Conversion Agents that:

            (a) A registration statement on Form S-2, relating to the sale of the Shares acquired by the Warrant Conversion Agents as contemplated hereby has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission. Copies of such registration statement have been delivered by the Company to the Warrant Conversion Agents. As used in this Agreement, unless the context otherwise requires, "Registration Statement" means that registration statement (together with all documents incorporated therein by reference) at the time when it becomes effective under the Act; and "Prospectus" means the prospectus (together with all documents incorporated therein by reference) included in the Registration Statement with any changes contained in any prospectus filed with the Commission by the Company with the consent of the Warrant Conversion Agents pursuant to Rule 424(b) of the Rules and Regulations.

            (b) The Registration Statement, any post-effective amendment thereof, and the Prospectus, as amended or supplemented, including any document filed by the Company hereafter pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the termination of the Offering of any the Shares acquired by the Warrant Conversion Agents hereunder ("Incorporated Document"), will contain all statements that are required by the Act and the Rules and Regulations; and the Registration Statement, any post-effective amendment thereof and the Prospectus as amended or supplemented (including any Incorporated Documents) will comply in all material respects with the requirements of the Act and the Rules and Regulations and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided that the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement or the Prospectus, or any amendments thereof or supplements thereto, in reliance upon and in conformity with, written information furnished to the Company by the Warrant Conversion Agents specifically for inclusion therein.

            (c) The authorized capital stock of the Company as of March 31, 1997, is as set forth in the Company's Form 10-QSB for the period ended March 31, 1997, found at Appendix A to the Prospectus. All of the outstanding shares of capital stock have been duly authorized, validly issued, fully paid and nonassessable and are duly listed on the NASDAQ National Market. All of

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the Warrants and the Shares issuable upon exercise of the Warrants will, when issued, be validly authorized, issued and outstanding, fully paid and non-assessable with no personal liability attaching to the ownership thereof, and will be listed on the NASDAQ National Market. The capital stock of the Company, including the Shares, conforms to the description thereof contained or incorporated by reference in the Prospectus. Except as contemplated by this Agreement or as disclosed in or contemplated by the Prospectus or any document incorporated by reference in the Registration Statement, there are no preemptive or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, the Common Stock created by the Company or any subsidiary of the Company other than pursuant to the Company's certificate of incorporation, charter, bylaws or other governing documents, and neither the filing of the Registration Statement nor the offering or sale of the Shares, as contemplated by this Agreement, gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of capital stock or other securities of the Company. Except as contemplated by this Agreement or as disclosed in or contemplated by the Prospectus or incorporated by reference in the Registration Statement, neither the Company nor any subsidiary of the Company has outstanding any option, warrant, convertible security, or other right permitting or requiring it to issue, or convert any obligation into, or exchange any obligation for, shares of capital stock, nor has the Company or any such subsidiary agreed to issue or sell any shares of capital stock or any such option, warrant, convertible security or other right.

            (d) On and after the date hereof and prior to the Warrant Expiration Date, there will be no change in the outstanding capital stock of the Company and the Company will not issue or sell or enter into any agreement (other than this Agreement), arrangement or understanding of any kind, or take any action, for the issuance or sale of any capital stock of the Company or warrants or options for the purchase of capital stock of the Company or securities convertible into capital stock of the Company without the prior approval of the Warrant Conversion Agents, except for (i) the issuance of the Shares upon the exercise of the Warrants and (ii) the issuance of Common Stock or options pursuant to any existing employee stock option, stock purchase or restricted stock plans.

            (e) As of the close of business on July 22, 1997, there were 486,637 outstanding Warrants.

            (f) Each Warrant is exercisable, until the close of business on the Warrant Expiration Date, into 1.157 shares of the Company's Common Stock by surrender of Warrant Certificates for exercise to the Registrar and Transfer Company of Cranford, New Jersey (the "Warrant and Transfer Agent"), prior to the Warrant Expiration Date. The holder of each Warrant may purchase 1.157 fully paid and nonassessable shares of the Common Stock for $15.09 by surrender of Warrant Certificates together with a check made payable to "Carnegie Bancorp" for the exercise price to the Warrant and Transfer Agent prior to the Warrant Expiration Date.

            (g) Neither the Commission nor the Blue Sky or securities authority of any jurisdiction has issued an order suspending the effectiveness of the Registration Statement, preventing or suspending the use of the Prospectus, the Registration Statement or any amendment thereof or supplement thereto, refusing to permit the effectiveness of the Registration Statement, or

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suspending the registration or qualification of the Shares; and none of such authorities has instituted or threatened to institute any proceedings with respect to such an order.

            (h) Coopers & Lybrand, LLP, whose report appears in the Registration Statement and the Prospectus, are independent public or certified accountants with regard to the Company as required by the Act and the Rules and Regulations.

            (i) Except as described in or contemplated by the Registration Statement and the Prospectus, there has not been any material adverse change in or adverse development which materially adversely affects the business, properties, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole from the dates as of which information is given in the Registration Statement and the Prospectus.

            (j) Neither the Company nor any of its subsidiaries is in violation of its certificate of incorporation, charter, bylaws or other governing documents, or in default under any agreement, indenture or instrument, the effect of which violation or default would be material to the Company and its subsidiaries taken as a whole.

            (k) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and the issuance and delivery of the Shares upon the exercise of the Warrants, will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) or require, except for such consents as have been obtained and are currently in effect, consent under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to the terms of any agreement or other instrument to which the Company or any of its subsidiaries is a party or by which any of such companies or their respective properties or assets may be bound or violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, government or regulatory agency or body which has jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets, which conflicts, breaches, defaults, violations or liens would, in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, or (ii) violate or conflict with any provision of the certificate of incorporation, charter, bylaws, or other governing documents of the Company or any of its subsidiaries. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby, including the exercise of the Warrants, and the issuance, sale and delivery of the Shares pursuant to this Agreement, except the registration under the Act of the Shares, and the consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws in connection with the acquisition and distribution of the Shares by the Warrant Conversion Agents.

            (l) The Company and each of its subsidiaries have been duly incorporated, are validly existing and in good standing under the laws of the jurisdiction of its respective

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incorporation; is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in the United States in which its ownership or lease of property or the conduct of its businesses requires such qualification (except where the failure to so qualify would not have a material adverse effect upon the Company and its subsidiaries taken as a whole); and has all corporate power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged.

            (m) The financial statements and schedules, including the related notes, of the Company and its subsidiaries, included or incorporated by reference in the Registration Statement or any Prospectus present fairly, and the financial statements included in any Incorporated Document will present fairly, the financial condition and results of operations of the entities purported to be shown thereby at the dates and for the periods indicated, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise noted therein.

            (n) There is no litigation or governmental proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, which might, if adversely determined, materially adversely affect the purchase and sale of the Shares or which might result in any material adverse change in the financial condition, results of operations or business of the Company and its subsidiaries taken as a whole or which is required to be disclosed in the Registration Statement or the Prospectus and which is not so disclosed.

            (o) There are no contracts or other documents that are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations or which were required to be filed as exhibits to any document incorporated by reference in the Registration Statement which have not been so filed.

            (p) The documents incorporated by reference in the Registration Statement and the Prospectus have been, and each Incorporated Document will be, prepared by the Company in conformity in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder and such documents have been, or in the case of an Incorporated Document will be, timely filed as required thereby. Accurate copies of each of the documents incorporated by reference in the Registration Statement and the Prospectus have been delivered by the Company to the Warrant Conversion Agents.

            (q) Neither the Company nor any of its officers, directors or affiliates has taken or will take, directly or indirectly, prior to the termination of the Offering contemplated by this Agreement, any action designed to cause or result in, or which has constituted or which would constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares.

            (r) Since the respective dates as of which information is given in the Registration Statement and Prospectus, and except as described in or specifically contemplated by the Prospectus: (i) the Company has not paid or declared any dividends or other distributions with respect to its capital stock (other than regular quarterly cash dividends); and (ii) there has not been any change in

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the capital stock (other than (A) the sale of Common Stock pursuant to this
Agreement, (B) the issuance of shares of Common Stock upon exercise of Warrants disclosed in the Registration Statement as being outstanding, and (C) the issuance of shares of Common Stock upon the exercise of outstanding stock options issued pursuant to the Company's employee and director benefit plans.)

            (s) This Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting the rights of creditors generally and by equitable principles and except as obligations of the Company under the indemnification provisions hereof may be limited under federal or state securities laws.

            (t) The Company and its subsidiaries have all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, material to the ownership of their respective properties and conduct of their respective businesses as now being conducted and as described in the Registration Statement and the Prospectus, except for such authorizations, registrations, qualifications, licenses and permits, the absence of which, singly or in the aggregate, would not have a material adverse effect upon the Company, its financial condition or results of operation, and no such consent, approval, authorization, order, registration qualification, license or permit contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus. The conduct of the business of the Company and each of its subsidiaries is in compliance in all material respects with all applicable federal, state, local and foreign laws and regulations, except where failure to be so in compliance would not materially adversely affect the condition, business or results of operation of the Company and its subsidiaries taken as a whole.

            (u) The Company and its subsidiaries have filed all federal, state and foreign income and franchise tax returns legally required to be filed by the Company and such subsidiaries and have paid all taxes as shown as due thereon except for taxes being contested in good faith, and the Company has no knowledge of any material tax deficiency which has been asserted against the Company or any subsidiary which could materially and adversely affect the financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

      2. PURCHASE, SALE AND DELIVERY. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company and the Warrant Conversion Agents agree as follows:

            (a) It is understood that the Warrant Conversion Agents intend to sell the Shares at the Offer Price. Nothing contained herein shall limit the right of the Warrant Conversion Agents, in their discretion, to determine the price or prices at which, or the time or times when, any such Shares shall be sold, whether or not prior to the Warrant Expiration Date and whether or not for long or short accounts.

            (b) The Company understands that from the date hereof until 5:00 P.M., Eastern Daylight Time, on the Warrant Expiration Date, the Warrant Conversion Agents shall be obligated

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



to purchase the Warrants in the open market or otherwise, in such amounts and at times and prices as they may deem advisable and shall exercise all such Warrants so purchased by them. The Warrant Conversion Agents agree to present for exercise all Warrants held by them. The Shares may be sold by the Warrant Conversion Agents at prices prevailing from time to time in the open market. The Company shall pay to the Warrant Conversion Agents on the Settlement Date (as hereinafter defined), the sum of $0.97 for each Warrant purchased by the Warrant Conversion Agents, exercised by the Warrant Conversion Agents into the Shares, and sold in the open market (the "Take-Up Fee"). For all Warrants exercised by any person after May 6, 1997 which are not subject to the Take-Up Fee, the Company agrees to pay on the Settlement Date to the Warrant Conversion Agents $0.40 per Warrant exercised (the "Non-Take-Up Fee"). The Company agrees to pay to the Warrant Conversion Agents the aggregate of the Non-Take-Up Fees plus $40,000 on the Settlement Date notwithstanding the termination of this Agreement by any party hereto.

      3. CERTAIN FEES, EXPENSES AND PAYMENTS. As compensation to the Warrant Conversion Agents for its commitment under this Agreement, the Company will pay to the Warrant Conversion Agents on the Settlement Date, in addition to the Take-Up Fee and Non-Take-Up Fee, an aggregate amount equal to the sum of $100,000 (the "Standby Fee") plus a non-accountable expense allowance in connection therewith of $40,000. Such amount shall be paid by certified or official bank check or checks payable in New York Clearing House funds.

            The aggregate total of the Take-Up Fee, Non-Take-Up Fee, Standby Fee and nonaccountable expense allowance shall be subject to an overall minimum payment of $375,000 and an overall maximum payment of $500,000; provided, however, that if all Warrants are converted to shares of the Common Stock prior to the Effective Date of the Registration Statement or the Company terminates this Agreement after the Effective Date of the Registration Statement but prior to the Warrant Expiration Date, then the Company agrees to pay the Warrant Conversion Agents the minimum payment of $375,000 on the Settlement Date.

      4. SETTLEMENT DATE. No later than the third business day after; (a) this Agreement has been terminated by one or more of the parties hereto; (b) all Warrants have been converted into shares of Common Stock; or (c) the Warrant Expiration Date, whichever event occurs first, or such other date as shall be mutually agreed by the parties (the "Settlement Date"), the parties shall exchange all documents and instruments required by the terms of this Agreement at the offices of Janney Montgomery Scott Inc., 1801 Market Street, Philadelphia, Pennsylvania 19103-1675, or such other location as may be mutually agreed upon by the parties, for the payment by the Company of all fees and expenses to the Warrant Conversion Agents. The Company shall pay such fees and expenses to the Warrant Conversion Agents in accordance with Paragraphs 2(b) and 3 hereof.

      5.    COVENANTS OF THE COMPANY.  The Company covenants and agrees:

            (a) To furnish promptly to the Warrant Conversion Agents and to counsel for the Warrant Conversion Agents an executed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.


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            (b) To deliver promptly to the Warrant Conversion Agents such number of conformed copies of the Registration Statement as originally filed and each amendment thereto and such number of the Prospectus and each amended or supplemented Prospectus, and any documents incorporated by reference in any of the foregoing, as the Warrant Conversion Agents may reasonably request.

            (c) To file with the Commission any amendment of the Registration Statement or any supplement to the Prospectus as the Warrant Conversion Agents may request for the purpose of describing the Warrant Conversion Agents' plan of distribution for the Shares acquired by it hereunder or that may, in the judgment of the Company or the Warrant Conversion Agents, be required by the Act or requested by the Commission (including the staff thereof); and to file in a timely manner with the Commission any document required to be filed with the Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act and incorporated by reference in the Registration Statement or the Prospectus.

            (d) Prior to filing with the Commission any amendment of the Registration Statement or supplement to the Prospectus, or to filing any Prospectus pursuant to Rule 424 of the Rules and Regulations, or to filing any document incorporated by reference in any of the foregoing, to furnish copies thereof to the Warrant Conversion Agents and counsel for the Warrant Conversion Agents and to obtain the consent of the Warrant Conversion Agents to the filing.

            (e) To advise the Warrant Conversion Agents promptly (i) when the Registration Statement and any post-effective amendment thereto becomes effective; (ii) of any request or proposed request by the Commission for an amendment to the Registration Statement, a supplement to the Prospectus or any additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or, to the Company's knowledge, threat of any proceeding for that purpose; (iv) of receipt by the Company of any notification with respect to the suspension of the qualification of the Shares issuable upon the exercise of the Warrants or of the Shares for sale in any jurisdiction or the initiation or, to the Company's knowledge, threat of any proceeding for that purpose; and (v) of the happening of any event which makes untrue any statement of a material fact made in the Registration Statement or the Prospectus, or which requires the making of a change in the Registration Statement or the Prospectus in order to make any material statement therein not misleading.

            (f) If the Company is aware that the Commission is contemplating the issuance of any stop order suspending the effectiveness of the Registration Statement, to use every reasonable effort to prevent the issuance of such stop order, and if the Commission shall issue a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting of that order at the earliest possible time.

            (g) As soon as practicable after the effective date of the Registration Statement, to make generally available to its security holders and to deliver to the Warrant Conversion Agents an earnings statement, conforming with the requirements of Section 11(a) of the Act, covering a period of at least twelve consecutive months beginning after the effective date of the Registration

Statement, which the Company will satisfy by complying with Rule 158 under the Act and by making timely filings under the Exchange Act.

            (h) For a period of five years from the effective date of the Registration Statement, to furnish to the Warrant Conversion Agents copies of all public reports and all information, documents, reports and financial statements furnished by the Company to stockholders or the Commission pursuant to the Exchange Act or any rule or regulation of the commission thereunder.

            (i) To endeavor to qualify the Shares issuable upon the exercise of the Warrants and the Shares for offer and sale under the securities laws of such jurisdictions in the United States as the Warrant Conversion Agents may reasonably request.

            (j) To mail or cause to be mailed not later than 5:00 P.M., Eastern Daylight Time, on the first business day after the Effective Date of the Registration Statement a notice of the Warrant Expiration Date of all the outstanding Warrants (the "Notice of Expiration Date") by first class mail to the registered holders of such Warrants, together with a copy of the Prospectus, and any other document requested to be delivered and mailed therewith by the Warrant Conversion Agents.

            (k) To pay (i) the costs incident to the preparation, printing and filing under the Act of the Registration Statement and any amendments and exhibits thereto, the Prospectus and any amendments or supplements to the Prospectus and the several documents required to be furnished to the Warrant Conversion Agents pursuant to this Agreement; (ii) the costs incident to the preparation, printing, filing and distribution of the Notice of Expiration Date and such other documents as may be distributed in connection with the transactions contemplated by this Agreement, to the Warrant Conversion Agents and the holders of the Warrants; (iii) the fees and expenses (including fees and disbursements of counsel to the Warrant Conversion Agents in connection therewith) of qualifying the Common Stock issuable upon exercise of the Warrants and the Shares under the securities laws of the several jurisdictions and of preparing and printing "Blue Sky" memoranda, if necessary; (iv) the fees and expenses of listing the Common Stock issuable upon exercise of the Warrants and the Shares on the NASDAQ National Market; (v) all costs incident to the authorization, issuance, sale and delivery of the Shares and all transfer taxes which may be required to be paid by the Warrant Conversion Agents in connection with any exercise of the Warrants, and consummation of the transactions contemplated by this Agreement, including any transfer taxes payable on the sale of the Shares by the Warrant Conversion Agents; and (vi) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement.

            (l) To direct the Warrant Agent to advise the Warrant Conversion Agents prior to the close of business on each business day through the Warrant Expiration Date of the aggregate number of Warrants and the exercise on the preceding business day and on a cumulative basis and otherwise to cooperate with the Warrant Conversion Agents to facilitate the exercise of the Warrants which shall be delivered to the Warrant and Transfer Agent on or prior to the Warrant Expiration Date.

            (m) To take no action prior to 5:00 P.M., Eastern Daylight Time, on the Warrant Expiration Date, the effect of which would be to require an adjustment in the exercise price of the Warrants from the present indication set forth above.

            (n) Not to withdraw or apply for withdrawal of the Registration Statement prior to such time as the Warrant Conversion Agents shall have advised the Company that the offering and sale of the Shares by the Warrant Conversion Agents contemplated by this Agreement shall have been completed.

            (o) During the 180 days following the effective date of the Registration Statement, except with the Warrant Conversion Agents' prior written consent and except for the issuance of the Shares and the issuance of shares of the Common Stock or options pursuant to any existing employee stock option, restricted stock or stock purchase plans, the Company will not offer for sale, sell or otherwise dispose of, or file a registration statement under the Act covering, any shares of its Common Stock, or sell or grant options, or warrants with respect to, or securities convertible into, any shares of its Common Stock.

      6. CONDITION OF WARRANT CONVERSION AGENTS' OBLIGATIONS. The obligations of the Warrant Conversion Agents hereunder are subject to the accuracy in all material respects of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

            (a) The Registration Statement shall have become effective not later than 5:00 P.M., Eastern Daylight Time, on July 23, 1997, or at such later date and time as shall be consented to in writing by the Warrant Conversion Agents (the "Effective Date"); no stop order suspending such effectiveness, nor any order directed to any document incorporated, or deemed to be incorporated, by reference in the Registration Statement and the Prospectus, shall have been issued, and prior to that time no stop order proceeding shall have been initiated or threatened by the Commission and no challenge by the Commission by appropriate proceedings shall have been made to the accuracy or adequacy of any document incorporated, or deemed to be incorporated, by reference in the Registration Statement and the Prospectus; any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with; and the Company shall not have filed with the Commission the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or any Incorporated Document without the consent of the Warrant Conversion Agents.

            (b) The Warrant Conversion Agents shall not have discovered and disclosed to the Company that the Registration Statement or the Prospectus or any amendment thereof or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Warrant Conversion Agents, may be material or omits to state a fact which, in the opinion of such counsel, may be material and is required to be stated therein or is necessary to make the statements therein not misleading.

            (c) Since the respective dates as of which information is given in the Prospectus there has not been any material change in the capital stock of the Company or any material adverse

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



change in the indebtedness for money borrowed of the Company or any material adverse change in, or any development that materially adversely affects, the business, properties, financial condition or results of operations of the Company.

            (d) McCarter & English, counsel to the Company, shall have furnished to the Warrant Conversion Agents its opinion (addressed to the Warrant Conversion Agents), dated as of the Effective Date, which opinion shall be in the format provided for and in accordance with the terms of the Legal Opinion Accord of the ABA Section of Business Law, to the effect that:

                  (i) Each of the Company and each of its subsidiaries (A) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation; (B) is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which its ownership of property or the conduct of its business requires such qualification (except where the failure to so qualify would not have a material adverse effect upon the Company and its subsidiaries taken as a whole); and (C) has all corporate power and authority necessary to own its properties and conduct the business in which it is engaged as described in the Registration Statement;

                  (ii) The Warrants have been duly authorized and validly issued and are nonassessable, and free of preemptive rights arising under the Company's certificate of incorporation and bylaws, by operation of law, or under any document filed as an exhibit to the Registration Statement or any Incorporated Document, with no personal liability attaching to the ownership thereof, and are duly listed on the NASDAQ National Market. The shares of Common Stock issuable upon the exercise of the Warrants will, when issued upon full payment therefor, be validly authorized, issued and outstanding, fully paid and non-assessable and free of preemptive rights arising under the Company's certificate of incorporation and bylaws, by operation of law, or under any document filed as an exhibit to the Registration Statement or any Incorporated Document, with no personal liability attaching to the ownership thereof, and will, upon notice of issuance, be listed on the NASDAQ National Market;

                  (iii) The certificates evidencing the Shares to be sold hereunder and the shares issued upon the exercise of the Warrants are in due and proper form under New Jersey law. All corporate action required to be taken for the authorization, issue, sale and delivery of the Shares have been validly and sufficiently taken. The notices and procedures used by the Company to effect the exercise of the Warrants comply with the terms of the Warrant Certificate;

                  (iv) There are no preemptive or other rights to subscribe for or to purchase, and no restrictions upon the voting or transfer of, the Shares pursuant to the Company's corporate charter and bylaws or any agreement or other instrument filed as an exhibit to the Registration Statement or any Incorporated Document; and neither the filing of the Registration Statement nor the offering or sale of the Shares gives rise to any rights for or relating to the registration of any shares of capital stock of the Company or any subsidiary of the Company arising under the Company's certificate of incorporation and bylaws, by operation of law, or under any document filed as an exhibit to the Registration Statement or any Incorporated Document;

                  (v) The Common Stock conforms as to legal matters to the statements concerning the Common Stock of the Company contained or incorporated by reference in the Prospectus, and the authorized and outstanding shares of capital stock of the Company are as set forth in the Prospectus;

                  (vi) Such counsel has no reason to believe that either the Registration Statement or the Prospectus (including any document incorporated, or deemed to be incorporated by reference, in the Prospectus) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that counsel need express no opinion with respect to the financial statements, schedules and the notes thereto and other financial data included in the Registration Statement or the Prospectus;

                  (vii) To counsel's actual knowledge, there is no litigation or any governmental proceeding pending or threatened against the Company or any of its subsidiaries which would adversely affect the subject matter of this Agreement or is required to be disclosed in the Prospectus which is not disclosed and correctly summarized therein;

                  (viii) To counsel's actual knowledge, there are no contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations, or which were required to be filed as exhibits to any document incorporated by reference in the Prospectus by the Exchange Act or the rules or regulations thereunder, which have not been filed as exhibits to the Registration Statement or to such document or incorporated therein by reference as permitted by the Rules and Regulations or the rules and regulations under the Exchange Act, as the case may be;

                  (ix) To counsel's actual knowledge, neither the Company nor any of its subsidiaries is in violation of its corporate charter or bylaws, or, in default under any agreement, indenture or instrument filed as an exhibit to the Registration Statement or to any Incorporated Document, the effect of which violation or default would be material to the Company and its subsidiaries taken as a whole;

                  (x) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company; the execution, delivery and performance of this Agreement by the Company, will not conflict with, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its subsidiaries pursuant to the terms of, or constitute a default under, any agreement, indenture or instrument filed as an exhibit to the Registration Statement or any Incorporated Document, or result in a violation of the corporate charter or bylaws of the Company or any of its subsidiaries or any order, rule or regulation known to such counsel of any court or governmental agency having jurisdiction over the Company, any of its subsidiaries or their property; and no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement by the Company, except such as may be required by the Act, the Exchange Act, or state securities laws, or such as has been obtained by the Company;

                  (xi) To the best of such counsel's knowledge, since the end of its last fiscal year, the Company has filed all documents and amendments to previously filed documents required to be filed by it pursuant to Sections 13, 14 or 15(d) of the Exchange Act;

                  (xii) The Registration Statement is effective under the Act, no stop order suspending its effectiveness has been issued, and, to the knowledge of such counsel, no proceeding for that purpose is pending or threatened by the Commission;

                  (xiii) To the best of such counsel's knowledge, no order of the Commission directed to any document incorporated or deemed to be incorporated in the Prospectus has been issued and no challenge by the Commission has been made to the accuracy or adequacy of any such document;

                  (xiv) The Registration Statement and the Prospectus, when filed with the Commission, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations and the documents incorporated or deemed to be incorporated by reference in the Prospectus, when filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except, in both cases, as to financial statements and financial and statistical data contained therein, as to which counsel need not opine;

                  (xv) The exercisability of the Warrants shall expire at 5:00 P.M., Eastern Daylight Time, on the Warrant Expiration Date.

In giving the opinions in subparagraph 6(d), counsel may rely as to matters of law, other than the law of the United States and the State of New Jersey upon an opinion or opinions of local counsel, who may be counsel for the Company, which states that the Warrant Conversion Agents are entitled to rely thereon, provided that any such opinion or opinions are delivered to the Warrant Conversion Agents and that McCarter & English shall state that they have no reason to believe that such opinions are not correct.

            (e) Coopers & Lybrand, LLP shall have delivered a letter addressed to the Warrant Conversion Agents in form and substance satisfactory to the Warrant Conversion Agents in all respects (including the non-material nature of the changes or decreases, if any, referred to in clause (iii) below) dated as of the Effective Date, to the effect that:

                  (i) Confirming that they are independent public accountants within the meaning of the Act and the Rules and Regulations and stating that the section of the Registration Statement under the caption "Experts" is correct insofar as it relates to them;

                  (ii) Stating that, in their opinion, the consolidated financial statements of the Company audited by them and incorporated in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations;

                  (iii) Stating that, on the basis of specified procedures, which included a reading of the latest available unaudited interim financial statements of the Company (with an indication of the date of the latest available unaudited interim financial statements), a reading of the minutes of the meetings of the stockholders and the Board of Directors of the Company and audit and compensation committees of such Board, if any, and inquiries to certain officers and other employees of the Company who are or were responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention that would cause them to believe that (A) the unaudited consolidated financial statements and related schedules of the Company included in the Registration Statement, if any (1) do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations, or (2) were not fairly presented in conformity with generally accepted accounting principles on a basis substantially consistent with that of the audited consolidated financial statements and related schedules included in the Registration Statement; or (B) at a specified date, not more than five business days prior to the date of such letter, there was any change in the capital stock or consolidated long-term debt of the Company or any decrease in consolidated interest earning assets, total assets or stockholders' equity as compared with the amounts shown in the December 31, 1996 and March 31, 1997 balance sheets of the Company included in the Registration Statement, other than as set forth in or contemplated by the Registration Statement and Prospectus, or if there was any change or decrease, setting forth the amount of such change or decrease; and

                  (iv) Stating that they have compared specific dollar amounts, numbers of shares and other information (including any pro forma information) pertaining to the Company set forth in the Registration Statement and Prospectus that have been specified by the Warrant Conversion Agents prior to the date of this Agreement, to the extent that such amounts, numbers, percentages and information may be derived from the general accounting or other records of the Company, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an audit in accordance with generally accepted auditing standards) set forth in the letter, and found them to be in agreement.

            (f) On the Effective Date, the Company shall have furnished to the Warrant Conversion Agents a certificate addressed to the Warrant Conversion Agents, dated the Effective Date and executed by any two of the following:

                  (i)   the Chairman of the Board;

                  (ii)  the President; or

                  (iii) any Executive Vice President or the Chief Financial
                        Officer of the Company stating that:

                    (A) The representations and warranties of the Company set forth in Paragraph 1 are true and correct as of the Effective Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied on or prior to the Effective Date;

                    (B) The Commission has not issued any order preventing or suspending the use of the Prospectus or any amendment thereof, no stop order suspending the effectiveness of the Registration Statement has been issued; and to the best of the knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or contemplated under the Act;

                    (C) Each of the respective signers of the certificate has carefully examined the Registration Statement and the Prospectus and that, in his or her opinion and to the best of his or her knowledge as of the Effective Date, the statements made in the Registration Statement and the Prospectus are true and correct, and neither the Registration Statement nor the Prospectus omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and

                    (D) Since the initial date on which the Registration Statement was filed, no agreement, written or oral, transaction nor event has occurred which should have been disclosed in an amendment to the Registration Statement or in a supplement to or amendment of any prospectus which has not been disclosed.

      All opinions and other documents deliverable hereunder shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Warrant Conversion Agents. All statements in any certificate, letter or other document delivered pursuant hereto by or on behalf of the Company and executed by an officer of the Company shall be deemed to constitute representations and warranties of the Company. The Company will furnish the Warrant Conversion Agents with such conformed copies of such opinions, certificates, letters and other documents as the Warrant Conversion Agents shall reasonably request.

      If any conditions specified in this Paragraph 6 shall not have been fulfilled when and as required by this Agreement, this Agreement and all obligations of the Warrant Conversion Agents hereunder may be canceled at, or at any time prior to, the Effective Date, by the Warrant Conversion Agents. Any such cancellation shall be without liability of the Warrant Conversion Agents to the Company. Notice of such cancellation shall be given to the Company in writing, or by telegraph or telephone and confirmed in writing.

      7.    INDEMNIFICATION AND CONTRIBUTION.

            (a) The Company shall indemnify and hold harmless the Warrant Conversion Agents and each person, if any, who controls the Warrant Conversion Agents within the meaning of either the Act or the Exchange Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Warrant Conversion Agents or any such controlling person may become subject, under the Act, the Exchange Act, or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any Incorporated Document, the Notice of Expiration Date or the Registration Statement or Prospectus as amended or supplemented, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly shall reimburse each of the Warrant Conversion Agents and each such controlling person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action, or (iii) the breach of any of the representations and warrants herein by the Company; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of any of the Warrant Conversion Agents specifically for inclusion therein. The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to any of the Warrant Conversion Agents or any of the controlling person of any Warrant Conversion Agents.

            (b) The Warrant Conversion Agents shall indemnify and hold harmless the Company, each of its directors and officers who signed the Registration Statement and any person who controls the Company within the meaning of either the Act or the Exchange Act from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or the Registration Statement or Prospectus as amended or supplemented, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Warrant Conversion Agents by or on behalf of the Warrant Conversion Agents specifically for inclusion therein; and shall reimburse the Company for any legal and other expenses reasonably incurred by the Company or by any such director, officer or controlling person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action. The foregoing indemnity agreement is in addition to any liability that the Warrant Conversion Agents may otherwise have to the Company or any of its directors, officers or controlling persons.

            (c) Promptly after receipt by an indemnified party under this Paragraph 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Paragraph 7, notify the indemnifying party in writing of the claim or the commencement of that action, provided that the failure to notify the indemnifying party shall relieve it from any liability under this Paragraph 7 as to the particular item for which indemnification is being sought, but not from any liability that it may have to an indemnified party otherwise than under this Paragraph 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Paragraph 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Warrant Conversion Agents shall have the right to employ counsel to represent the Warrant Conversion Agents and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Warrant Conversion Agents against the Company under this Paragraph 7 if, in the reasonable judgment of the Warrant Conversion Agents, either because there may be legal defenses available to the indemnified parties which are different from or additional to those available to the Company, there may exist a conflict of interest which would make it inappropriate for the same counsel to represent both the Company and the indemnified parties or for some other reason, it is advisable for the Warrant Conversion Agents and its controlling persons to be represented by separate counsel, and in that event the fees and expenses of one such separate counsel shall be paid by the Company. No indemnifying party shall be liable for any settlement effected without its consent of any claim or action.

            (d) If the indemnification provided for in this Paragraph 7 shall for any reason be unavailable to an indemnified party under Paragraph 7(a) or 7(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Warrant Conversion Agents on the other from the Offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Warrant Conversion Agents on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Warrant Conversion Agents on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the Offering of the Shares (before deducting expenses) received by the Company bear to the total compensation (after deducting therefrom losses, if any, incurred in selling the Shares) received by the Warrant Conversion Agents with respect to the Offering. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Warrant Conversion Agents, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Warrant Conversion Agents agree that it would not be just and equitable if contributions pursuant to this Paragraph 7(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Paragraph 7(d) shall be deemed to include, for purposes of this Paragraph 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Paragraph 7(d), the Warrant Conversion Agents shall not be required to contribute any amount in excess of the amount by which the compensation (after deducting therefrom losses, if any, incurred in the sale of the Shares) received by the Warrant Conversion Agents pursuant to Paragraph 2(b) hereof exceeds the amount of any damages that the

Warrant Conversion Agents shall be required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent representation.

            (e) The Warrant Conversion Agents confirm that the statements with respect to the Offering of the Shares set forth on the cover page of, and under the caption "Plan of Distribution of Warrant Conversion Agents" in the Prospectus are correct and the Company and the Warrant Conversion Agents agree that such statements constitute the only information furnished in writing to the Company by or on behalf of the Warrant Conversion Agents for inclusion in the Registration Statement or the Prospectus.

      The foregoing contribution agreement shall in no way affect the contribution liabilities of any person having liability under Section 11 of the Act other than the Company, its directors and officers, and the Warrant Conversion Agents and the persons controlling the Company or the Warrant Conversion Agents.

      Promptly after receipt by any party to this Agreement of notice of the commencement of any action, suit or proceeding, such person will, if a claim for contribution in respect thereof is to be made against another party (the "contributing party"), notify the contributing party of the commencement thereof within a reasonable time thereafter, but the omission so to notify the contributing party will not relieve the contributing party from any liability it may have to any party other than for contribution. Any notice given pursuant to any other paragraph of this Section 7 shall be deemed to be like notice hereunder. In case any such action, suit or proceeding is brought against any party, and such person so notifies a contributing party of the commencement thereof, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified.

            (f) The indemnity agreements contained in this Paragraph 7 and the representations, warranties and agreements of the Company in Paragraphs 1 and 5 hereof shall survive the completion of the transactions contemplated hereby and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

      8.    OPEN MARKET TRANSACTIONS.

            (a) Commencing upon the Effective Date and until 5:00 P.M., Eastern Daylight Time, on the Warrant Expiration Date, the Warrant Conversion Agents shall purchase the Warrants in the open market in such amounts and at such prices as the Warrant Conversion Agents may deem advisable. The Warrant Conversion Agents agree to convert into shares of the Common Stock all Warrants so purchased.

            (b) It is understood that prior to the Effective Date and after the Warrant Expiration Date, the Warrant Conversion Agents may offer to the public shares of Common Stock, including shares acquired through the purchase and the exercise of the Warrants at prices set from time to time by the Warrant Conversion Agents. Each such price when set will not exceed the greater of the last sale or current asked price of the Common Stock as reported in the NASDAQ National Market plus the amount of any concession to dealers, and an offering price on any calendar day will not be increased more than once during such day.

      9. SALES TO SECURITIES DEALERS. The Warrant Conversion Agents may (but shall be under no obligation to) make sales of the Shares acquired through the exercise of the Warrants to securities dealers at prices which represent concessions from the prices at which such Shares are then being offered to the public. The amount of such concessions is to be determined from time to time by the Warrant Conversion Agents. Any Shares so offered are offered subject to prior sale, when, as and if received by the Warrant Conversion Agents and subject to its right to reject orders in whole or in part.

      10. SURRENDER OF WARRANTS. The Warrant Conversion Agents agree that Warrants beneficially owned by them then will be surrendered for exercise into the Shares and such Shares will be sold into the open market pursuant to the Registration Statement.

      11. SOLICITING CONVERSIONS. The Warrant Conversion Agents shall be obligated to assist the Company in soliciting the exercise of the Warrants into shares of the Common Stock by the holders thereof.

      12.   NOTICES.  Except as otherwise provided in this Agreement:

            (a) whenever notice is required by the provisions of this Agreement to be given to the Company, such notice shall be in writing or by facsimile or telex addressed to the Company at 619 Alexander Road, Princeton, New Jersey, 08540, Attention: Thomas L. Gray, Jr., with a copy to Robert A. Schwartz, McCarter & English, Four Gateway Center, 100 Mulberry Street, P.O. Box 652, Newark, New Jersey 07101-0656.

            (b) whenever notice is required by the provisions of this Agreement to be given to the Warrant Conversion Agents, such notice shall be in writing or by facsimile or telex addressed to the Warrant Conversion Agents, c/o Janney Montgomery Scott Inc., 1801 Market Street, Philadelphia, Pennsylvania 19103-1675, Attention: Mr. Edward J. Losty and First Colonial Securities Group, Inc., 10 Lake Center Executive Park, 401 North Route 73, Suite 202, Marlton, New Jersey 08053, Attention: Ben Lichtenberg, with a copy to John B. Lampi, Schnader Harrison Segal & Lewis, 30 North Third Street, Suite 700, Harrisburg, Pennsylvania 17101-1713.

      13.   EFFECTIVE DATE AND TERMINATION.

            (a) The Company, by notice to the Warrant Conversion Agents, or the Warrant Conversion Agents, by notice to the Company, may terminate this Agreement for the reasons hereinafter provided in Subparagraphs 13(b) and (c), respectively; however, the provisions of this Paragraph 13, Paragraphs 2(b), 3, 4, 5(k), 7 and 12 hereof shall at all times be effective and the giving of any notice shall not affect any obligations of the Company or the Warrant Conversion Agents thereunder.

            (b) This Agreement may be terminated by the Company, by giving notice to the Warrant Conversion Agents, if (i) trading in the Common Stock or Warrants, as the case may be, has been suspended by the NASDAQ Stock Market;
(ii) the Company has been placed under a regulatory memorandum of understanding or other written directive by any state or federal bank supervisory agency;
(iii) one or both of the Warrant Conversion Agents have filed, or been involuntarily placed, under the protection of the United States bankruptcy laws; or (iv) a general banking moratorium shall have been declared by federal or state authorities.

            (c) This Agreement may be terminated by the Warrant Conversion Agents, by giving notice to the Company, if (i) a general banking moratorium shall have been declared by federal or state authorities; (ii) the United States is or becomes engaged in hostilities that result in the declaration of a national emergency on or after the date hereof; (iii) the Company or any subsidiary shall have sustained a loss or damage by fire, flood, accident or other calamity which is material to the property, business or condition (financial or other) of the Company and the subsidiaries considered as a whole, the Company or any subsidiary shall have become a party or subject to litigation material to the Company and the subsidiary considered as a whole, or there shall have been, since the respective dates as of which information is given in the Registration Statement or the Prospectus, any material adverse change or development in the general affairs, condition (financial or other), business, key personnel, capitalization, properties, results of operations, net worth or business prospectus of the Company and the subsidiaries considered as a whole, whether or not arising in the ordinary course of business, which loss, damage or change, in the judgment of the Warrant Conversion Agents shall render it inadvisable to proceed with the transactions contemplated herein, whether or not such loss shall have been insured; or (iv) trading in securities generally on the NYSE or the American Stock Exchange or the over-the-counter market shall have been suspended or minimum prices shall have been established on such exchange or market by the Commission or by such exchange.

            (d) If notice shall have been given by the Company pursuant to subsection (a) of this Paragraph 13 hereof terminating this Agreement, or if the Company shall fail to tender the Shares for delivery to the Warrant Conversion Agents for any reason permitted under this Agreement, the Company shall pay the Warrant Conversion Agents the fees and expenses as provided under Paragraphs 2(b), 3 and 4 hereof. In any event, the Company shall pay its own expenses in accordance with Paragraph 5(k).

            (e) Any notice referred to in this Paragraph 13 may be given at the addresses specified in Paragraph 12 hereof in writing or by telegraph or telephone, and if by telegraph or telephone, shall be immediately confirmed in writing.

      14. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the Warrant Conversion Agents, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control the Warrant Conversion Agents within the meaning of the Act, and

(b) the indemnity agreement of the Warrant Conversion Agents contained in Paragraph 7 hereof shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person who controls the Company within the meaning of the Act. Nothing in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding two sentences any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

      15. SURVIVAL OF INDEMNITIES, CONTRIBUTION, WARRANTIES AND REPRESENTATIONS. The respective indemnity and contribution agreements of the Company and the Warrant Conversion Agents contained in Section 7 hereof, the representations, warranties and covenants of the Company contained herein and the representations and warranties of the Warrant Conversion Agents contained herein shall remain operative and in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any Warrant Conversion Agents or the Company or any of their respective directors or officers, or any controlling person referred to in said Section 7, and shall survive the payment for the Warrants and sale of the Shares.

      16.   CERTAIN DEFINITIONS.  For purposes of this Agreement:

            (a) "BUSINESS DAY" means any day which the New York Stock Exchange is open for trading;

            (b) "SUBSIDIARY" has the meaning set forth in Rule 405 of the Rules and Regulations; and

            (c) any representation, warranty or opinion as to the accuracy and completeness of any document included as an exhibit to the Registration Statement shall be understood to refer to the authenticity and completeness of the copy of such document included as such exhibit and not to the contents of such document (and an opinion, certificate or other document delivered pursuant to this Agreement may so state).

      17. GOVERNING LAW; COUNTERPARTS. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall together constitute a single instrument.




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


      If the foregoing correctly sets forth the agreement between the Company and the Warrant Conversion Agents, please indicate your acceptance in the space provided for that purpose below.

                                Very truly yours,

                                          CARNEGIE BANCORP



                                    By:   ______________________________
                                          Thomas L. Gray, Jr., President


Accepted:

JANNEY MONTGOMERY SCOTT INC.



By:   ______________________________



FIRST COLONIAL SECURITIES GROUP, INC.



By:   ______________________________


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